Exhibit 99

Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard
April 25, 2005		Liberty Property Trust
610/648-1704

LIBERTY PROPERTY TRUST
ANNOUNCES FIRST QUARTER RESULTS

Malvern, PA — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $.52 per share for the quarter ended March 31, 2005, compared to $.45 per share (diluted) for the quarter ended March 31, 2004. This increase was primarily due to gains on the sale of properties during the quarter.

Funds from operations available to common shareholders (diluted) (“FFO”) for the first quarter of 2005 was $.81 per share, which represents no change from the first quarter of 2004. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release.

Operating results for the first quarter of 2005 include lease termination fees of $2.0 million, or approximately $.02 per share diluted FFO.

“Real estate conditions are still not optimal, but are improving at a very slow pace, and Liberty’s activity during the first quarter reflected these conditions,” commented Bill Hankowsky, Liberty’s chief executive officer. “Our development pipeline has grown significantly, with the initiation of two large projects, one office and one industrial. We continue to execute our acquisitions strategy according to plan, and our leasing has been steady and on target. The result was a solid quarter.”

Real Estate Investments

Development: During the first quarter, Liberty brought into service one development property totaling 31,000 square feet. The property is 70 percent leased and represents a total investment of $3.7 million.

During the first quarter, Liberty commenced construction on Comcast Center, a 1.2 million square foot office building in Philadelphia. Comcast Center is 43 percent pre-leased to Comcast Corporation, and represents a projected investment of $437 million.

Liberty also began construction on four additional properties, including: 8301 Industrial Boulevard, a one million square foot distribution center in the Lehigh Valley, Pennsylvania, 100 percent pre-leased to Wakefern Food Corporation; 16602 Central Green Boulevard, a 118,000 square foot distribution facility in Houston, Texas, 100 percent pre-leased to Enduro Systems, Inc.; 2256 Taft Vineland Road, a 35,000 square foot flex building in Orlando, Florida, 26 percent pre-leased to the Progressive Group of Insurance Companies; and Heron Place at Mendenhall, a 13,000 square foot office building in High Point, North Carolina.

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LRY First Quarter 2005 Results

Excluding Comcast Center, Liberty had 2.8 million square feet of space under development as of quarter end, representing a total investment of $212 million. These properties were 53 percent pre-leased as March 31, 2005.

Acquisitions: During the first quarter, Liberty acquired five properties for $64.6 million. These properties, which contain 953,000 square feet, are 98.1 percent leased, with a current yield of 9.2 percent.

Dispositions: During the first quarter, Liberty sold two properties containing 294,000 square feet, for $29.3 million. In addition, an unconsolidated joint venture in which Liberty has a 25 percent interest sold three properties which contained 397,000 square feet, for proceeds to the joint venture of $21.1 million.

Portfolio Performance

Leasing: At March 31, 2005, Liberty’s in-service portfolio of 62 million square feet was 91.3 percent occupied, compared to 91.9 percent occupied at December 31, 2004. During the quarter, Liberty completed lease transactions totaling over 2.3 million square feet of space.

Same Store Performance: Property level operating income for same store properties decreased by 0.4 percent on a cash basis and decreased by 0.9 percent on a straight line basis for the first quarter of 2005 compared to the same quarter in 2004.

Financing Highlights

During the first quarter of 2005, Liberty issued $300 million of ten year 5.125 percent senior unsecured notes. The proceeds were used to repay borrowings under the company’s unsecured credit facility and for other general corporate purposes.

About the Company

Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 62 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,100 tenants.

Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investor section of the Company’s web site at www.libertyproperty.com. The first quarter supplemental package will be available on-line the evening of April 25, 2005. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1708, or by e-mail to eshoemaker@libertyproperty.com.

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LRY First Quarter 2005 Results

Liberty will host a conference call during which management will discuss first quarter results, on Tuesday, April 26, 2005, at 2:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 4978494. The call can also be accessed live via the Internet on the Investor Relations page of Liberty’s web site at www.libertyproperty.com for one week following the call.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust
Statement of Operations
March 31, 2005
(In thousands, except per share amounts)

	Quarter Ended
	March 31, 2005	March 31, 2004
	(Unaudited)
Operating Revenue
Rental	$121,819	$114,610
Operating expense reimbursement	49,581	45,552

Total operating revenue	171,400	160,162

Operating Expenses
Rental property	38,259	34,292
Real estate taxes	15,960	15,557
General and administrative	8,313	8,482
Depreciation and amortization	35,100	32,298

Total operating expenses	97,632	90,629

Operating Income	73,768	69,533

Other Income/Expense
Interest and other	1,451	2,717
Interest	(33,188)	(30,252)

Total other income/expense	(31,737)	(27,535)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	42,031	41,998
Loss on property dispositions, including impairment	(280)	(330)
Income taxes	(534)	(389)
Minority interest	(4,249)	(4,563)
Equity in earnings of unconsolidated joint ventures	2,020	(405)

Income from continuing operations	38,988	36,311

Discontinued operations net of minority interest (including net gain on property dispositions of $7,051 and $2,097 for the quarters ended March 31, 2005 and 2004)	6,613	2,360

Net Income	$45,601	$38,671

Basic income per common share
Continuing operations	$0.45	$0.43

Discontinued operations	$0.08	$0.03

Total basic income per common share	$0.53	$0.46

Diluted income per common share
Continuing operations	$0.45	$0.42

Discontinued operations	$0.07	$0.03

Total diluted income per common share	$0.52	$0.45

Weighted average shares
Basic	85,867	83,480

Diluted	87,274	85,102

Liberty Property Trust
Statement of Funds From Operations
March 31, 2005
(Unaudited and in thousands, except per share amounts)

	Quarter Ended
	March 31, 2005		March 31, 2004
		Per		Per
		Weighted		Weighted
		Average		Average
	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$45,601	$0.53	$38,671	$0.46

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	366		886
Depreciation and amortization	34,698		32,012
Gain on property dispositions	(8,867)		(1,767)
Minority interest share in addback for depreciation and amortization, and gain on property dispositions	(1,024)		(1,311)

Funds from operations available to common shareholders — basic	$70,774	$0.82	$68,491	$0.82

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$45,601	$0.52	$38,671	$0.45

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	366		886
Depreciation and amortization	34,698		32,012
Gain on property dispositions	(8,867)		(1,767)
Minority interest excluding preferred unit distributions	1,855		1,694

Funds from operations available to common shareholders — diluted	$73,653	$0.81	$71,496	$0.81

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	85,867		83,480
Dilutive shares for long term compensation plans	1,407		1,622

Diluted shares for net income calculations	87,274		85,102
Weighted average common units	3,666		3,698

Diluted shares for funds from operations calculations	90,940		88,800

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REIT’s since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Balance Sheet
March 31, 2005
(In thousands, except share amounts)

	March 31, 2005	December 31, 2004
	(Unaudited)
Assets
Real estate:
Land and land improvements	$631,989	$625,035
Building and improvements	3,660,806	3,629,508
Less: accumulated depreciation	(713,406)	(695,410)

Operating real estate	3,579,389	3,559,133

Development in progress	184,209	81,099
Land held for development	169,397	171,122

Net real estate	3,932,995	3,811,354

Cash and cash equivalents	36,783	33,667
Restricted cash	17,932	34,626
Accounts receivable	16,042	21,502
Deferred rent receivable	68,594	66,528
Deferred financing and leasing costs, net of accumulated amortization (2005, $97,675; 2004, $91,117)	118,197	107,148
Investment in unconsolidated joint ventures	33,284	24,372
Prepaid expenses and other assets	52,652	63,630

Total assets	$4,276,479	$4,162,827

Liabilities
Mortgage loans	$372,660	$366,171
Unsecured notes	1,755,000	1,455,000
Credit facility	125,000	312,000
Accounts payable	21,822	24,288
Accrued interest	22,661	34,994
Dividend payable	54,933	54,485
Other liabilities	106,138	111,764

Total liabilities	2,458,214	2,358,702

Minority interest	205,165	207,866

Shareholders’ Equity
Common shares of beneficial interest, $.001 par value, 191,200,000 shares authorized, 86,604,902 (includes 59,100 in treasury) and 85,734,136 (includes 59,100 in treasury) shares issued and outstanding as of March 31, 2005 and December 31, 2004, respectively	86	86
Additional paid-in capital	1,742,972	1,708,573
Accumulated other comprehensive income	22,869	25,105
Unearned compensation	(10,796)	(6,846)
Distributions in excess of net income	(140,704)	(129,332)
Common shares in treasury, at cost, 59,100 shares as of March 31, 2005 and December 31, 2004, respectively	(1,327)	(1,327)

Total shareholders’ equity	1,613,100	1,596,259

Total liabilities & shareholders’ equity	$4,276,479	$4,162,827